April 24, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Anza Capital, Inc.'s statements included under Item 4.01 of its Amendment No. 2 to Form 8-K for April 10, 2006, and we agree with such statements concerning our Firm.

Sincerely,


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP